EXHIBIT 10.29.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.   [***]  INDICATES THAT INFORMATION HAS BEEN REDACTED.

SECOND AMENDMENT TO AMENDED AND RESTATED LEASE

1000 WEBWARD LLC, a Delaware limited liability company (“Landlord”), and QUICKEN LOANS INC., a Michigan corporation (“Tenant”), enter into this Second Amendment to Amended and Restated Lease (this “Amendment”) dated as of December 17 , 2018.

RECITALS

A.            Landlord and Tenant entered into that certain Amended and Restated Lease dated December 31, 2014, as amended by that certain First Amendment to Amended and Restated Lease dated as of May 1, 2017 (collectively, the “Lease”), with respect to certain premises consisting of approximately 371,505 rentable square feet of space located on a portion of the current fifth (5th) floor, and the entire current eighth (8th), ninth {9th), tenth (1.0th), eleventh (11th) and twelfth (12th) floors (the “Existing Premises”) in the building having a US Postal Service Address and an emergency response address of One Campus Martius, Detroit, Michigan 48226 (the Building”).

B.            Landlord has agreed to extend the term of the Lease until December 31, 2028.

C.            Landlord is currently constructing an addition to the Building (the “Addition”).

D.            Landlord has agreed to lease to Tenant an additional 83,250 rentable square feet of space within the Addition on the same floor or floors as the Existing Premises (the “Prospective Expansion Premises”) in the Addition.

E.            Landlord and Tenant desire to further amend the Lease as more particularly set forth herein.

F.             Capitalized terms used but not defined herein have the same meaning ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the covenants, and Conditions set forth herein and in the Lease, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby covenant, promise and agree that the Lease is amended as follows;

1.             Term of Lease. The Expiration Date of the Lease, which was December 31, 2024, is amended to be December 31, 2028, The “Extended Term” is the period from January 1, 2025 until December 31, 2028.

2.             Lease.

(a)           Landlord will lease to Tenant and Tenant will Jease from Landlord the Expansion Premises (defined below), subject to and in accordance with the terms and conditions of this Amendment.

(b)           (i) Landlord shall give Tenant prior written notice (the “Addition Notice”) to Tenant not earlier than one hundred eighty (180) days before the good faith estimated completion date of the Addition (the “Estimated Addition Completion Date”). Within ninety (90) days after the delivery of the Addition Notice and subject to Paragraph 2(b)(ii) below, Tenant shall provide Landlord written notice (the “EP Specification Notice”) which will specifically identify the floors and the areas within such floors of the Prospective Expansion Premises that the Tenant will occupy, and such space will be the “Expansion Premises”, If Tenant fails to timely deliver the EP Specification Notice, Landlord will have the right to identify the Expansion Premises, and Tenant will lease such Expansion Premises pursuant to the terms of this Amendment.

(ii)           If prior to Landlord’s receipt of the EP Specification Notice, Landlord has an offer from a prospective tenant for space within the Prospective Expansion Premises (“Prospective Offer Space”), Landlord will provide written notice (“PT Notice”) to Tenant of such: offer. Tenant shall have seven (7) business days after receiving the PT Notice to accept or reject the Prospective Offer Space as part of the Expansion Premises. If Tenant fails to respond to the PT Notice within such seven (7) business day period, Tenant will be deemed to have rejected the Prospective Offer Space, and Landlord will have the right to lease such Prospective Offer Space identified in the PT Notice to such prospective tenant. If Landlord leases such Prospective Offer Space to such prospective tenant prior to receiving the EP Specification Notice, the rentable square footage of such Prospective Offer Space will be deducted from the 83,250 rentable square feet of Prospective Expansion Premises that Tenant is obligated to lease, and Tenant will only be required to lease the balance of the Prospective Expansion Premises.

(iii)          Notwithstanding anything in the Lease or this Amendment to the contrary, the Expansion Premises will be contiguous to the Existing Premises within the Prospective Expansion Premises.

(c)           From and after the Expansion Premises Commencement Date (as defined below), the Expansion Premises will be included in the definition of the Premises (as such term is defined in Section 1(d) of the Lease) for all purposes of the Lease except as otherwise specified in this Amendment.

3.             Term of Lease of the Expansion Premises. Tenant’s lease of the Expansion Premises will commence on the date Landlord delivers the Expansion Premises to Tenant (the “Expansion Premises Commencement Date”) and shall terminate on the Expiration Date.

4.             Rent. Effective on the Expansion Premises Commencement Date and continuing for the duration of the Extended Term, Basic Rental for the Expansion Premises shall be payable at the annual rate of [***] per rentable square foot per annum. During the Extended Term, Basic Rental for the Existing Premises shall be payable at the annual rate of [***] per rentable square foot per annum. Such Basic

Rental shall be paid at the same time and in the same manner as the Basic Rental payable for the Existing Premises prior to this Amendment.

5.             Tenant’s Share.

(a)           Until the Expansion Premises Commencement Date, Tenant shall pay Tenant’s Share of Excess Expenses and Excess Taxes in accordance with Section 5 of the Lease.

(b)           From and after the Expansion Premises Commencement Date, notwithstanding anything to the contrary in the Lease, Tenant shall pay Tenant’s Share of Excess Expenses and Excess Taxes in accordance with the terms of Section 5 of the Lease, except that the terms Tenant’s Share, Base Expenses and Base Taxes shall be revised as provided below:

(i)            Tenant’s Share as described in Lease Sections 1(k) and 5(a)(vii) shall mean, (A) with respect to the Existing Premises, a fraction that shall be derived by dividing the rentable square foot area of the Existing Premises by the rentable square foot area of the Building (excluding the Garage Retail and Addition) and (B) with respect to the Expansion Premises, a fraction that shall be derived by dividing the rentable square foot area of the Expansion Premises by the rentable square foot area of the Building (including the Addition but excluding the Garage Retail).

(ii)           The Base Expenses as defined in Lease Section 1(i) shall mean (A) the actual expenses for the 2015 calendar year with respect to the Existing Premises (the “Existing Premises Base Expenses”), and; (B) the actual expenses (the “Expansion Premises Base Expenses”) for either (1) the calendar year within which the Expansion Premises Commencement Date occurs, if Expansion Premises Commencement Date occurs on or before June 30th of such calendar year, or (II) the calendar year following the calendar year within which the Expansion Premises Commencement Date occurs, if the Expansion Premises Commencement Date occurs oh or after July 1st of such calendar year, (as applicable, the “Expansion Premises Base Year”) with respect to the Expansion Premises. The Excess Expenses shall mean the total dollar increase in Expenses, if any, which are paid or incurred by Landlord in the respective calendar year, over (x) the Existing Premises Base Expenses with respect to the Existing Premises and (y) the Expansion Premises Base Expenses with respect to the Expansion Premises.

(iii)          The Base Taxes as defined in Lease Section 1(j) shall mean (A) the Taxes for the 2015 calendar year (the 2015 Summer Taxes due July 1st and the 2015 Winter Taxes due December 1st) with respect to the Existing Premises (the “Existing Premises Base Taxes”) and (B) the Taxes for the Expansion Premises Base Year (the Summer Taxes due July 1st and the Winter Taxes due December 1st during the Expansion Premises Base Year) with respect: to the Expansion Premises (the “Expansion Premises Base Taxes”). The Excess Taxes shall mean the total dollar increase in Taxes, if any, which are paid or incurred by Landlord in the respective calendar year, over (x) the Existing Premises Base Expenses with respect to the

Existing Premises and (y) the Expansion Premises Base Expenses with respect to the Expansion Premises.

(c)           Accordingly, with respect to the Existing Premises, on or about the Expansion Premises Commencement Date, (i) Landlord shall give Tenant advanced written notice of Landlord’s estimate of (A) Tenant’s Share for the Existing Premises of Excess Expenses over the Existing Premises Base Expenses arid (B) Tenant’s Share for the Existing Premises of Excess Taxes over the Existing Premises Base Taxes for the remaining portion of the Expansion Premises Base Year calendar year, and (ii) on or before the first (1st) day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/1.2) of such estimated amounts. On or about the first day of January which occurs after the Expansion Premises Base Year, (x) Landlord shall give Tenant notice of Landlord’s estimate of (aa) Tenant’s Share of Excess Expenses over each of the Existing Premises Base Expenses and the Expansion Premises Base Expenses and (bb) Tenant’s Share of Excess Taxes over the Existing Premises Base Taxes and the Expansion Premises Base Taxes, and (y) on or before each the first (1st) day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amounts. On or about January 1 of each ensuring calendar year, Landlord shall give Tenant notice of any revisions to the estimates described in this subparagraph (c), provided, until such notice is given with respect to the ensuing calendar year, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given.

6.             Security Fee. Notwithstanding the foregoing or anything else to the contrary contained in this Lease, the Security Fee described in the second paragraph of Section 5(a)(i) of the Lease shall be calculated based solely on the rentable square footage of the Existing Premises, and in addition, from and after the Expansion Premises Commencement Date, Tenant shall pay to Landlord the sum of fifty cents ($0.50) per rentable square foot of the Expansion Premises per year (which per rentable square foot fee shall increase by two percent (2%) on each anniversary of the Expansion Premises Commencement Date) for security services to be provided in accordance with Exhibit G of the Lease, which costs shall be paid in the same manner and at the same time: as Tenant pays Basic Rental.

7.             As-Is Condition.

(a)           Tenant shall take possession of the Expansion Premises in its “AS IS” condition with no work of any kind whatsoever to be performed by Landlord in the Expansion Premises beyond the completion of Landlord’s standard shell delivery, as more particularly described on the attached Exhibit “A” which shall be in compliance with ail applicable: laws, codes, and regulations. Tenant shall be responsible for any desired alterations to the Expansion Premises and such alterations shall be at Tenant’s sole cost and expense. Tenant shall be responsible, at its sole cost and expense, for furnishing the Expansion Premises with furniture, fixtures and equipment necessary or desirable for Tenant to operate its business from the Expansion Premises. At Tenant’s sole cost and expense, Tenant shall provide all work of whatsoever nature which is required for the construction and operation of the Expansion Premises pursuant to Section 8 of the Lease (“Tenant’s Work”).

(b)           In consideration of Tenant performing Tenant’s Work and provided that Tenant is not in default under the Lease, then Tenant shall be entitled to a tenant improvement allowance for improvement costs actually incurred up to [***] per rentable square foot of Expansion Premises for the Expansion Premises pursuant to the terms of this Paragraph 8 the “Tenant Improvement Allowance”). The Tenant Improvement Allowance shall be paid to Tenant in partial installments for Tenant’s Work actually completed but in no event more frequently than once per month. Such partial installments shall be reduced by a holdback of ten percent (1,0%) of the Partial Installment Request (as. hereinafter defined), which holdback shall not be due and payable until the conditions of the Final Payment Request (as hereinafter defined) are satisfied.

(c)           To obtain a partial installment, Tenant must submit to Landlord a request in writing (the “Partial: Installment Request”), which written: request shall include: (i) a breakdown of Tenant’s construction costs to date, together with receipted invoices showing payment thereof, and (ii) supporting partial or final lien waivers and releases executed by Tenant’s designer, the general contractor and all subcontractors and suppliers in connection with Tenant’s Work (collectively, the “Partial Installment Documentation”), Upon Landlord’s receipt and approval of the Partial Installment Documentation, Landlord shall pay the applicable portion of the Tenant Improvement Allowance (subject to the holdback set forth above) to Tenant within thirty (30) days, unless Landlord notifies Tenant, in writing, of its rejection (and reason therefore) of any or all of the Partial Installment Request, and if so, upon reasonable satisfaction of the objections, Landlord shall pay any remaining portion of the Partial Installment Request due to Tenant within ten (10) business days.

(d)           After Tenant’s Work is Substantially Complete (as defined below), Tenant will submit to Landlord a request in writing (the “Final Payment Request”) for the remainder of the Tenant Improvement Allowance (including any holdback), which written request shall include: (i) record “as-built” drawings showing all of the Tenant’s Work as actually constructed to be provided in both written and electronic media format (CADD), (ii) a breakdown of Tenant’s final and total construction costs, together with receipted invoices showing payment thereof, (iii) a certified, written statement from Tenant’s designer that all of the Tenant’s Work has been completed in accordance with the approved Tenant Improvement Plans, (iv) all supporting final lien waivers and releases executed by Tenant’s designer, the general contractor and all subcontractors and suppliers in connection with Tenant’s Work, (v) a copy of the application for a certificate of occupancy, or amended certificate of occupancy required with respect to the Demised Premises, together with all licenses, certificates, permits and other governmental authorizations necessary in connection with Tenant’s Work and operation of Tenant’s business from the Expansion Premises, and (vi) to the extent not previously provided and approved by Landlord, the Tenant Investment Documentation (collectively, the “Final Improvement Documentation”). Upon Landlord’s receipt of the Final

Improvement Documentation, Landlord, shall pay the applicable portion of the Tenant Improvement Allowance (including any holdback) to Tenant within thirty (30) days, unless Landlord notifies Tenant, in writing, of its rejection (and reason therefor) of any or all of the Final Payment Request, and if so, upon reasonable satisfaction of the objections, Landlord shall pay any remaining portion of the Tenant Improvement Allowance due to Tenant within ten (10) business days. The Tenant’s Work shall be deemed “Substantially Complete” for purposes of this subparagraph (d) when Tenant has received.a certificate of occupancy or temporary certificate of Occupancy from, or is otherwise permitted to open by, the local governmental authorities. In the event that this Lease is terminated prior to Expiration Date of the stated Term of this Amendment due to Tenant’s default, then Tenant shall immediately repay to Landlord an amount equal to the then unamortized portion of the Tenant Improvement Allowance paid to Tenant or otherwise credited towards Tenant’s rent, which amortization shall be on the straight-line basis over the full stated Term of this Lease.

(e)           Notwithstanding other provisions of this Paragraph 7 to the contrary, Tenant shall not be obligated to make any improvements to the Existing Premises: or Expansion Premises other than those encompassed within Tenant’s Work. Tenant shall be solely responsible for the cost of all improvements that exceed the Tenant Improvement Allowance. If after twelve (12) months after the Expansion Premises Commencement Date Tenant has not utilized all or any portion of the Tenant Improvement Allowance, such remaining balance of the Tenant Improvement Allowance shall be applied as credit towards Tenant’s rent.

(f)            On the date of this Amendment, Landlord will make available for Tenant with a one-time refurbishment allowance (the “Refurbishment Allowance”) of an amount not to exceed Five and 00/100 Dollars ($5,00) per rentable square foot of space in the Existing Premises. The Refurbishment Allowance may be utilized by Tenant for new floor coverings, wall coverings, painting and such other items as Tenant may desire to “freshen-up” or otherwise improve the Premises in Tenant’s discretion. Landlord shall pay such amounts to Tenant from time to time within thirty (30) days following Tenant’s delivery to Landlord of Tenant’s demand therefor accompanied by reasonable back-up information, including, without limitation, sworn statements and lien waivers. Tenant shall be solely responsible for any amounts in excess of those to be provided by Landlord hereunder for such purposes,

8.             Parking. Effective on the Expansion Premises Commencement Date, Landlord shall provide or cause to be provided to Tenant three (3) parking spaces per one thousand (1,000.) rentable square feet of space in the Expansion Premises (the “Expansion Premises Parking Spaces”). Expansion Premises Parking Spaces will be located in parking facilities or lots (the “Garages”) that are no farther from the Building than three (3) miles. Additionally, Landlord will use reasonable efforts to provide Tenant all of the Expansion Premises Parking Spaces in covered lots. Such Expansion Premises Parking Spaces shall be in accordance with Section 35 of the Lease.

9.             Light up Detroit. Tenant agrees, if Landlord directs, to keep the lights on or allow Landlord to cause the lights to be kept on, at Tenant’s cost and expense, in the perimeter offices in the Premises during non-business hours.

10.          Signage. Landlord hereby grants to Tenant a right of first offer with respect to the signage rights on the exterior of the Building (the “Signage Space”) in locations occupied by Caideh Management Company, LLC, or its successors and assigns (collectively, “Caiden”), subject to the terms and conditions of this Paragraph. As long as Tenant leases at least 340,000 square feet of space in the Building and an Event of Default does not exist, at any time Caiden ceases to occupy the Signage Space or prior to altering Caiden’s rights to Signage Space as of the date of this Amendment, Landlord will first offer Tenant the right to lease the Signage Space by delivering written notice (an “Signage Notice”) to Tenant that such space is available to lease. Tenant shall have ten (10) business days from receipt of the Signage Notice to accept or reject Landlord’s offer to lease the Signage Space. If Tenant fails to accept Landlord’s offer within such ten (10) business day period, then Landlord shall provide a second written notice to Tenant (the “Signage Second Notice”), which shall provide in bold, all-capital letters in 16-point font at the top of such notice as follows: “TENANT’S FAILURE TO GIVE WRITTEN ACCEPTANCE OF THE SIGNAGE OFFER WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF THIS SECOND NOTICE SHALL BE DEEMED TO CONSTITUTE TENANT’S REJECTION OF THE SIGNAGE OFFER.” If Tenant elects to lease such Signage Space, (a) there will be no signage rental for the Signage Space, (b) Tenant shall be required to install such signage, and (c) the Lease will be amended to reflect to the foregoing items and any other applicable provisions. In the event Tenant rejects such offer or fails to accept Landlord’s offer to lease such Offer Space within such ten (10) business day period, Tenant shall be deemed to have rejected Landlord’s offer to lease the Signage Space and Landlord shall have the right to lease the same to third parties on the terms and conditions determined by Landlord in its discretion, but in any event, not on terms and conditions that are more favorable to the third party than the terms and conditions offered to Tenant in such Signage Notice and this Paragraph; provided, that, if the same Signage Space again becomes available, it will be offered to Tenant as provided in this Paragraph.

11.          Brokerage Commissions. Landlord and Tenant represent and warrant each to the other that they have not dealt with any real estate broker in connection with the negotiation or execution of this Amendment other than Bedrock Management Services LLC (“Broker”). If either party breaches the foregoing representation and warranty it shall indemnify the other party against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the breaching party,

12.          Recitals. The recital clauses hereinabove set forth are hereby incorporated by reference as though set forth verbatim and at length herein.

13.          Ratification. Tenant and Landlord each hereby ratify and confirm its respective obligations under the Lease, and represents and warrants to each other that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, the Lease is and remains in good standing and in full force and effect, and Tenant does not have any claims counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

14.          Binding Effect; Conflicts; Governing Law; Venue; Captions. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by and construed in accordance with the laws of the state in which the Premises are located. The parties consent to the exclusive jurisdiction of the courts (state and federal) located within the City of Detroit and County of Wayne in the State of Michigan in connection with any dispute arising hereunder. The captions and headings used throughout this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment,

15.          Counterparts. This Amendment may be executed: in multiple counterparts, and via electronic or facsimile delivery each of which shall constitute an original, but all of which shall constitute one document.

[SIGNATURES ON FOLLOWING PAGE]

[SIGNATURE PAGE TO SECOND AMENDMENT TO LEASE

BETEEN 1000 WEBWARD LLC AND QUICKEN LOANS INC.]

IN WITNESS WHEREOF, the paries hereto have executed this Second Amendment to Lease as of the date first set forth above.

“LANDLORD”

1000 WEBWARD LLC, a Delaware limited
liability Company

By:	/s/ William Emerson
Name:	William Emerson
Its:	Authorized Representative

“TENANT”
QUICKEN LOANS INC., a Michigan
corporation

By:	/s/ Angelo V. Vitale
Name:	Angelo V. Vitale
Its:	EVP & General Counsel

EXHIBIT A

LANDLORD’S SHELL DELIVERY

I.             General Shell Delivery Condition:

A.            Landlord will deliver the Demised: Premises in a good workmanlike manner as set forth below:

1.              n accordance with the plans and specifications prepared by the Landlord’s Architect

2.              In compliance with all laws, rules and regulations as required to deliver the Demised Premises to Tenant for Tenant to commence its finish work.

3.              In compliance with all disabled accessibility and life-safety requirements to and from the Demised Premises and to: and from the Building, Common Areas and Facilities

II.    Hazardous Materials;

Landlord will deliver the Demised Premises free and clear of any and all known hazardous substances that are not encapsulated and presently regulated under all laws.

III.  Walls:

A.    Landlord will deliver the Demised Premises with the following:

1.              Common shafts/chases and demising walls studded and insulated as required to meet all code and regulatory requirements,

2.              All perimeter walls will be prepared and ready for Tenant to commence its work.

3.              All finishing work for the perimeter walls is by Tenant.

IV.          Roof & Water tightness:

A.    Landlord will deliverthe Demised Premises with the following:

1.              A watertight roof in good condition and free of any material defects.

2.              All levels of the Demised Premises, including those below grade, watertight and free of any leaks

3.              All elevator shafts watertight and free of any leaks.

V.            Utilities:

A.    Landlord will deliver the Demised Premises with the following:

1                 Utility services to be used or consumed in the Demised Premises, including gas, water, and electricity.

2.              Stub-in locations within the Demised Premises for all utility services.

3.              Tenant is responsible for the low voltage systems and distribution of the low voltage systems throughout the Demised Premises.

VI.          Electrical:

A.    Landlord will deliver the Demised Premises with the following:

1.              Landlord will deliver the Demised Premises with up to a maximum of 12 watts per square foot at 1207208V;.

2.              Landlord will provide riser, disconnect, meters, service connection cabling and a maximum 225 Amp panel per floor

VII.         Heating, Ventilation & Cooling:

A.    Landlord will deliver the Demised Premises with the following:

1.              A fully-operational HVAC system that will provide Tenant with a cooling load of one ton of cooling per 400 usable square feet of Demised Premises and a heating load of 35 BTU’s per usable square foot.

2.              Core mechanical, plumbing and electrical systems provided to Demised Premises.

3.              The design and installation of all related HVAC distribution systems within the Demised Premises shall be the responsibility of the Tenant.

VIII.       Life-Safety Systems:

A.    Landlord will deliverthe Demised Premises with the following:

1.              A fully functioning fire suppression system, fire alarm system and electrical system. Tenant is responsible for any additional modifications to the base system to accommodate their Demised Premises.

2.              A point of connection and telemetry within the Demised Premises for Tenant’s connection to Landlord’s base-building fire alarm and life-safety controls.

3.              Life-safety and proper egress to each Tenant Demised Premises.

B.            Tenant is responsible for the low voltage systems and distribution of the low voltage systems throughout the Demised Premises. Tenant shall be responsible for additional modifications to the base system to accommodate the space.

IX.          Flooring:

A.    Landlord will deliverthe Demised Premises with the following:

1.              Landlord will provide a structurally sound and level floor prepared for Tenant to commence Tenant finishes work,

X.            Restrooms:

A.            Landlord will provide restrooms as required by code for Tenant’s use and occupancy to standard landlord condition and finish.